                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                    INDEMNITY, SUBROGATION AND CONTRIBUTION
                           AGREEMENT dated as of May 20, 2003, among DISTRIBUIDORA COMERCIAL JAFRA , S.A. DE C.V. ("DCJ"), JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V. ("JCSA"), each, a sociedad anonima de capital variable organized under the laws of the United Mexican States, each Subsidiary of JCSA listed on Schedule I hereto and each Subsidiary of JCSA or DCJ that may become a party hereto after the date hereof (together with JCSA, the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee, Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), DCJ (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent and (b) the Mexican Subsidiary Guarantee Agreement dated as of May 20, 2003, among the Guarantors and the Collateral Agent (the "Mexican Subsidiary Guarantee Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders have agreed to make Loans to DCJ and the Issuing Bank has agreed to issue Letters of Credit for the account of DCJ pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of DCJ pursuant to the Mexican Subsidiary Guarantee Agreement; certain Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by DCJ and the Guarantors of an agreement in the form hereof.

         Accordingly, DCJ, each Guarantor and the Collateral Agent agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), DCJ agrees that (a) in the event a payment shall be made by any Guarantor under the Mexican Subsidiary Guarantee Agreement, DCJ shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, DCJ shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the

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                                                                               2

"Claiming Guarantor") shall not have been fully indemnified by DCJ as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of DCJ or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been paid in full, and so long as the L/C Exposure has not been reduced to zero or any of the Commitments under the Credit Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy, concurso mercantil, or reorganization of DCJ, any Guarantor or otherwise. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Mexican Subsidiary Guarantee Agreement in accordance with such Mexican Subsidiary Guarantee Agreement or the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent, DCJ or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent, DCJ and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between DCJ, the Guarantors and

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                                                                               3

the Collateral Agent, with (if required by the Credit Agreement) the prior written consent of the Required Lenders.

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Mexican Subsidiary Guarantee Agreement and addressed as specified therein or with respect to DCJ as provided in the Credit Agreement.

         SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither DCJ nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

         SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by DCJ and each Guarantor herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent.

         SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCSA and DCJ are required to become parties to the Mexican Subsidiary Guarantee Agreement and this Agreement. Upon execution and delivery, after the date hereof, by the Collateral Agent and such Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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                                                                               4

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                    JAFRA COSMETICS INTERNATIONAL, S.A.
                                    DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    DISTRIBUIDORA COMERCIAL JAFRA, S.A.
                                    DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    SERVIDAY, S.A. DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    DISTRIBUIDORA VENUS, S.A. DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    DIRSAMEX, S.A. DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    JAFRA COSMETICS, S.A. DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President
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                                                                               5

                                    COSMETICOS Y FRAGRANCIAS, S.A. de
                                    C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President

                                    JAFRAFIN, S.A. DE C.V.,

                                           By: /s/  Ralph S. Mason, III
                                               -------------------------------
                                               Name: Ralph S. Mason, III
                                               Title: Executive Vice President


                                    CREDIT SUISSE FIRST BOSTON, acting
                                    through its Cayman Islands branch, as
                                    Collateral Agent,

                                           By: /s/  Karl M. Studer
                                               -------------------------------
                                               Name: Karl M. Studer
                                               Title: Director

                                           By: /s/  Jay Chall
                                               -------------------------------
                                               Name: Jay Chall
                                               Title: Director

                                                                      SCHEDULE I
                                                   to the Indemnity, Subrogation
                                                      and Contribution Agreement

                                   Guarantors

Jafra Cosmetics International, S.A. de C.V. Subsidiaries

Name                                        Address

SERVIDAY, S.A. DE C.V                 Paseo Tollocan #28
                                      Zona Industrial Lerma
                                      Lerma, Edo. de Mexico

DISTRIBUIDORA VENUS, S.A. DE C.V.     Boulevard Adolfo Lopez Mateos No. 515,
                                      Mexico City, Mexico

DIRSAMEX, S.A. DE C.V.                Boulevard Adolfo Lopez Mateos No. 515,
                                      Mexico City, Mexico

JAFRA COSMETICS, S.A. DE C.V.         Boulevard Adolfo Lopez Mateos No. 515,
                                      Mexico City, Mexico

COSMETICOS Y FRAGRANCIAS, S.A. DE     Victoria #25
C.V.                                  Fraccc. Industrial Alce Blanco
                                      Naucalpan, Edo. de Mexico 533370

JAFRAFIN, S.A. DE C.V.                Apartado Postal 19-590, Admon. Correos 19,
                                      03901 Mexico, D.V.

Distribuidora Comercial Jafra, S.A. de C.V. Subsidiaries

Name                                        Address

None as of the Closing Date.

                                                                      Annex 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement

                                    SUPPLEMENT NO. dated as of          , to the
                           Indemnity, Subrogation and Contribution Agreement dated as of May 20, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among DISTRIBUIDORA COMERCIAL JAFRA , S.A. DE C.V. ("DCJ"), JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V. ("JCSA"), each, a sociedad anonima de capital variable organized under the laws of the United Mexican States, each Subsidiary of JCSA listed on Schedule I thereto and each Subsidiary of JCSA or DCJ that may have become a party thereto after the date thereof (together with JCSA, the "Guarantors") and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its Cayman Islands branch, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

         A. Reference is made to (a) the Credit Agreement dated as of May 20, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Jafra Worldwide Holdings (Lux) S.AR.L., a Luxembourg societe a responsabilite limitee, Jafra Cosmetics International, Inc., a Delaware corporation ("JCI"), DCJ (together with JCI, the "Borrowers"), the lenders from time to time party thereto (the "Lenders"), the Issuing Bank (as defined therein) and Credit Suisse First Boston, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), as swingline lender and as Collateral Agent and (b) the Mexican Subsidiary Guarantee Agreement dated as of May 20, 2003, among the Guarantors and the Collateral Agent (the "Mexican Subsidiary Guarantee Agreement").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. DCJ and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.11 of the Credit Agreement, certain Subsidiaries of JCSA and DCJ are required to become parties to the Mexican Subsidiary Guarantee Agreement and this Agreement. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of JCSA and DCJ may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of JCSA or DCJ, as the case may be (the "New Guarantor"), is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under

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                                                                               2

the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, concurso mercantil, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

         SECTION 3. This Supplement may be executed by one or more parties to this Supplement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 6. Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                    [Name of New Guarantor],

                                       by ______________________________________
                                          Name:
                                           Title:
                                           Address:

                                    CREDIT SUISSE FIRST BOSTON, acting
                                    through its Cayman Islands branch, as
                                    Collateral Agent,

                                       by ______________________________________
                                          Name:
                                           Title:
                                           Address:

                                       by ______________________________________
                                          Name:
                                           Title:
                                           Address:

                                                                      SCHEDULE I
                                          to Supplement No.___ to the Indemnity,
                                          Subrogation and Contribution Agreement

                                   Guarantors

Name                                      Address